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                                                                    EXHIBIT 99.2

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS AMENDMENT (the "Amendment") to the Purchase and Sale Agreement (the "Agreement"), dated as of July 26, 2002, is made as of this 15th day of October, 2002, by and among Leucadia National Corporation, a New York corporation ("Purchaser"), and The Williams Companies, Inc., a Delaware corporation ("Seller"). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

         FOR good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. (a) The following definitions are hereby added, in alphabetical order to Section 1.01 of the Agreement:

                  "Escrow Agreement" means that certain escrow agreement, entered into as of October 15, 2002 among Purchaser, Seller, WilTel Communications Group, Inc., a Nevada corporation, and the Escrow Agent.

                  "Escrow Agent" means The Bank of New York, a New York banking institution.

         (b) The definition of "Building Purchase" in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Building Purchase" means the purchase by WTC of all of the Property for an aggregate purchase price of One Hundred Fifty Million Dollars ($150,000,000) payable to Williams Headquarters Building Company as follows: (i) the issuance of a promissory note made by WTC and WCL, as co-issuers, and guaranteed by Reorganized Communications in the stated face amount of Seventy-Four Million Three Hundred Sixty Thousand Two Hundred Ninety-Five Dollars and Thirty Cents ($74,360,295.30), which amount is payable in full on December 29, 2006 and represents the original principal amount of Forty Four Million Eight Hundred Thousand Dollars ($44,800,000) (which sum reflects a $50,000,000 portion of the purchase price reduced by $5,200,000 relating to the certain credits as set forth in the agreements and documents evidencing the Building Purchase) and accreted interest on the outstanding principal commencing at the rate of 10% per annum through December 31, 2003, and increasing each calendar year thereafter by 2% per annum until the maturity date of December 29, 2006, and (ii) the issuance of a promissory note made by WTC and WCL, as co-issuers, and guaranteed by Reorganized Communications, in the amount of One Hundred Million Dollars ($100,000,000) with interest at the rate of 7% per annum, and principal to be amortized until maturity on the basis of a 30-year schedule, with the entire outstanding principal balance and accrued but unpaid interest thereon due and payable in full on the date which is seven and one half (7 1/2) years from the date of Closing. The payment of each promissory note referred to in clauses (i) and (ii) above, is secured by a first lien mortgage and security interest in and to the Property and a second lien on certain pledged



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         collateral subject to Permitted Encumbrances as defined in the Mortgage with Power of Sale, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing date as of October 15, 2002 made by Williams Technology Center, LLC to Williams Headquarters Building Company.

3. Closing Payment. Section 2.03 is hereby amended and restated in its entirety to read as follows:

                  In consideration for the purchase by Purchaser of the Claims and the WCG Note, on the Closing Date Purchaser shall pay to Seller (or such persons as Seller shall direct) One Hundred Eighty Million Dollars ($180,000,000) in the aggregate (the "Purchase Price"), by depositing the TWC Letter of Credit (as defined in the Escrow Agreement) into escrow pursuant to the terms of the Escrow Agreement.

4. Make-Whole Provision. Section 4.11 is hereby amended by including the following sub-Section (c):

                  (c) Notwithstanding anything to the contrary in the foregoing Sections 4.11(a) and (b), Sections 4.11 (a) and (b) shall not be applicable, and shall have no further force and effect in connection with, and upon the release or cancellation of, the TWC Stock Certificate (as defined in the Escrow Agreement) pursuant to Section 5 of the Escrow Agreement.

5. Conditions to Seller's Obligations to Effect the Closing. The parties hereby agree that:

         (a) Section 5.02(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  Purchaser shall have consummated the Communications Investment by depositing the Company Letter of Credit (as defined in the Escrow Agreement) into escrow pursuant to the terms of the Escrow Agreement concurrently with the Closing.

         (b) Section 5.02(g) of the Agreement shall be amended and restated in its entirety to read as follows:

                  Concurrently with the Closing, the agreements, instruments, instructions and other documents relating to the Building Purchase shall have been deposited into escrow pursuant to the terms of the Escrow Agreement.

         (c) Section 5.02(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  The TWC Settlement Order shall have become a Final Order and all of the transactions contemplated thereby shall have been consummated, subject to the terms and conditions set forth in the Escrow Agreement.



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6. General Provisions. This Amendment shall be deemed to be a part of the
Agreement, to the same extent as set forth therein in its entirety, and all other terms and provisions of the Agreement shall continue in full force and effect.

                            [Signature Page follows]



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first written above.

                                       THE WILLIAMS COMPANIES, INC.


                                       By: /s/ Jack D. McCarthy
                                          --------------------------------------
                                          Name: Jack D. McCarthy
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                       LEUCADIA NATIONAL CORPORATION


                                       By: /s/ Joseph A. Orlando
                                          --------------------------------------
                                          Name: Joseph A. Orlando
                                          Title: Vice President and
                                                 Chief Financial Officer



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